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                                  SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of August 18, 1997, among PAKISTAN WIRELESS HOLDINGS LIMITED, a private company formed under the laws of Mauritius (the "GRANTOR"), and TORONTO DOMINION INVESTMENTS, INC., as agent (in such capacity, together with its successors in such capacity, the "AGENT") for the Lenders, as that term is defined in the Loan Agreement dated as of the date of this Agreement among the Grantor and the Initial Lenders named therein (as the same may be amended, modified, restated or supplemented from time to time, the "LOAN AGREEMENT"). Capitalized terms used but not defined herein have the meanings given to such terms in the Loan Agreement.

         The Initial Lenders have agreed to make certain loans to the Grantor pursuant to, and subject to the terms and conditions specified in, the Loan Agreement. The obligation of the Initial Lenders to lend under the Loan Agreement are conditioned on, among other things, the execution and delivery by the Grantor of this Agreement.

         Accordingly, the Grantor and the Agent, on behalf of itself and the Lenders as holders of the Obligations, hereby agree as follows:

         1.  DEFINITIONS.

         As used herein, the following terms will have the following meanings:

         "ACCOUNTS" means "accounts" (as that term is defined in the UCC) and all rights to receive payments, whether for goods sold or leased, for services rendered or otherwise, whether or not earned by performance, together with all security interests or other security held by or granted to the Grantor to secure such rights to payment, all other rights related thereto including any right of stoppage in transit and all rights in any of such sold or leased goods which are returned or repossessed, in each case whether now in existence or hereafter acquired.

         "CHATTEL PAPER" means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods and all "chattel paper" (as defined in the UCC).

         "COLLATERAL" means all personal property, wherever located, in which the Grantor now has or hereafter acquires any right, title or interest (including all Accounts, Chattel Paper, Contracts, Documents, Equipment, General Intangibles, Instruments, Intellectual Property Collateral, Inventory, Pledged Deposits, cash, bank accounts, special collateral accounts, "uncertificated securities" (as that term is defined in the UCC) and all books and records, customer lists and credit files related to any of the foregoing), all Fixtures, and all proceeds (including all "proceeds," as that term is defined in the Code), insurance proceeds, rents, profits and products of the foregoing, but excluding Excluded Contracts and Excluded Intellectual

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Property Collateral (provided that payments paid or payable thereunder and any other proceeds relating thereto or arising therefrom are not excluded and constitute Collateral).

         "CONTRACTS" means all contracts, agreements and other similar consensual obligations, as the same may from time to time be amended, supplemented, modified or otherwise in effect from time to time, including
(a) all rights to receive moneys due and to become due thereunder orin connection therewith, (b) all rights to damages arising out of any breach or default in respect thereof and (c) all rights to perform and to exercise remedies thereunder.

         "DOCUMENTS" means all documents of title and goods evidenced thereby, including all bills of lading, dock warrants, dock receipts, all "documents" (as that term is defined in the Code), warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession thereof is entitled to receive, hold and dispose of such document and the goods it covers.

         "EQUIPMENT" means any "equipment," as such term is defined in the UCC, now or hereafter acquired and, in any event, will include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by the Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "EXCLUDED CONTRACTS" means any Contract to the extent, and only to the extent, that such Contract contains a legally enforceable provision which would be breached by the grant of the security interest created herein pursuant to the terms of this Agreement; PROVIDED, HOWEVER, that if and when any prohibition on the assignment, pledge or grant of a security interest in such Contract is removed, the Agent will be deemed to have been granted a security interest in such Contract as of the date hereof, and the Collateral will be deemed to include such Contract.

         "EXCLUDED INTELLECTUAL PROPERTY COLLATERAL" means any Intellectual Property Collateral to the extent, and only to the extent, that such Intellectual Property Collateral is governed by or contains a legally enforceable provision which would be breached by the grant of the security interest created herein pursuant to the terms of this Agreement; PROVIDED, HOWEVER, that if and when any prohibition on the assignment, pledge or grant of a security interest in such Intellectual Property Collateral is removed, the Agent will be deemed to have been granted a security interest in such Intellectual Property Collateral as of the date hereof, and the Collateral will be deemed to include such Intellectual Property Collateral.

         "GENERAL INTANGIBLES" means all intangible personal property, including all contract rights, rights to receive payments of money, choses in action, judgments, tax refunds and tax refund claims, Intellectual Property Collateral, leasehold interests in real or personal property, rights to receive rentals of real or personal property or payments under letters of credit,


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insurance proceeds, know-how, trade secrets, goodwill, computer software, guarantee claims and all "general intangibles" (as that term is defined in the UCC).

         "INSTRUMENTS" means all "instruments" (as that term is defined in the UCC), "certificated securities" (as that term is defined in the UCC) and any replacements therefor, and other writings which evidence a right to the payment of money (whether absolute or contingent) and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

         "INTELLECTUAL PROPERTY COLLATERAL" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; all other proprietary rights (including all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); all copies and tangible embodiments of the foregoing (in whatever form or medium); all damages and payments for past, present and future infringements of the foregoing; all royalties and income due with respect to the foregoing; and the right to sue and recover for past, present and future infringements of the foregoing.

         "INVENTORY" means all "inventory" (as that term is defined in the UCC), raw materials, work in process, finished goods, returned or repossessed goods, goods held for sale or lease or furnished or to be furnished under contracts of service and goods released under trust receipts or similar Documents.

         "OBLIGATIONS" means all obligations of the Grantor pursuant to this Agreement and the other Loan Agreements.

         "PLEDGED DEPOSITS" means all deposits of money, whether or not evidenced by certificates, with any lender rights to receive interest on such deposits and all other sums credited by or due from third parties with respect thereto.

         "RECEIVABLES" means the Accounts, Chattel Paper, Pledged Deposits, Documents, General Intangibles, Intellectual Property Collateral representing rights to the payment of money (however arising), and any related
Instruments.

         "VEHICLES" means all cars, trucks, trailers, construction and earth-moving equipment and other vehicles covered by a certificate of title of any jurisdiction and, in any event, will include all tires and other appurtenances to any of the foregoing.

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         2.  GRANT OF SECURITY INTEREST.

         The Grantor hereby pledges, and grants a continuing security interest in, and a right of setoff against, the Collateral to the Agent, for the benefit of the Agent and the Lenders, to secure payment, performance and observance of the Obligations.

         3.  REPRESENTATIONS AND WARRANTIES.

         The Grantor makes the representations, warranties and covenants set forth in this Section 3 to the Agent, for the benefit of the Agent and the Lenders.

              3.1 NECESSARY FILINGS. All filings, registrations (except registrations in the U.S. Copyright Office with respect to copyright Collateral and filings in the U.S. Patent and Trademark Office with respect to intent to use trademark Collateral and any filings necessary to perfect the security interest granted hereunder in non-U.S. Intellectual Property Collateral) and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Grantor to the Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than other Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

              3.2 PRINCIPAL LOCATION. The Grantor's mailing address, and the location of its chief executive office andeach location of any books and records (including all computer data and related software including source codes) relating to Receivables or General Intangibles is disclosed in ANNEX I hereto (as the same may be modified pursuant to Section 4.4); and the Grantor has no other places of business except those set forth in ANNEX I hereto (as the same may be modified pursuant to Section 4.4).

              3.3 PROPERTY LOCATIONS. The Inventory, Equipment and Fixtures are located solely at the locations described in ANNEX I hereto (as the same may be modified pursuant to Section 4.4). None of said locations are leased by the Grantor as lessee except those designated in Part C of ANNEX I hereto (as the same may be modified pursuant to Section 4.4).

              3.4 NO OTHER NAMES. Except as listed on ANNEX II hereto, the Grantor does not conduct and has not conducted any trade or business under any name except the name in which it has executed this Agreement. The Grantor has not been a party to any merger or consolidation in the last five years.

              3.5 FILING REQUIREMENTS. None of the Equipment is covered by any certificate of title. None of the Collateral consists of property subject to a statute or treaty referred to in Section 9-302(3) of the UCC (other than Intellectual Property Collateral). None of the Collateral is of a type with respect to which Liens may be filed under any federal statute except for patents and patent applications, registered copyrights, registered trademarks and


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trademark applications held by the Grantor and described in ANNEX III hereto
(as the same may be modified pursuant to Section 4.14).

              3.6 NO FINANCING STATEMENTS. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated has been filed in any jurisdiction except financing statements naming the Agent as secured party for the benefit or on behalf of the Lenders and financing statements filed in respect of Permitted Liens.

              3.7 TITLE TO PROPERTIES. The Grantor has good and merchantable title to and ownership of the Collateral held by it, free and clear of all Liens except Permitted Liens.

              3.8 INSURANCE. The Grantor has insured the Collateral against loss or damage by fire, theft, burglary, pilferage, and loss in transit, and has insured against loss as required pursuant to the Loan Agreement.

              3.9 INTELLECTUAL PROPERTY. ANNEX III (as the same may be modified pursuant to Section 4.14) hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property Collateral owned by the Grantor and all pending U.S. patent applications and U.S. applications for the registration of other Intellectual Property Collateral and all foreign trademark registrations owned or filed by the Grantor. ANNEX III (as the same may be modified pursuant to Section 4.14) also contains a complete and accurate list of all licenses and other rights granted by the Grantor to any third party with respect to the Intellectual Property Collateral and licenses and other rights granted by any third party to the Grantor. Except as set forth in ANNEX III, (as the same may be modified pursuant to Section 4.13) (a) the Grantor owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all of the Intellectual Property Collateral necessary for the operation of its business as presently conducted or as currently proposed to be conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property Collateral has been made, is currently outstanding or to Grantor's knowledge, is threatened, and to the Grantor's knowledge, there are no grounds for any such claim; (c) the Grantor has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property Collateral, nor has the Grantor received any claims of infringement or misappropriation of or other conflict with any intellectual property rights of any third party which remains outstanding; (d) the Grantor has not infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third parties, nor is the Grantor aware of any material infringement, misappropriation or conflict which will occur as a result of the continued operation of its business as conducted or as currently proposed to be conducted; (e) the Grantor has made all necessary filings and recordations and has paid all required fees and taxes to record and maintain its ownership of the patented and registered intellectual property rights set forth on Annex III in the United States Patent and Trademark Office and the United States Copyright Office; and (f) no consents are required under any licenses listed in ANNEX III to the grant of the security interest to, and exercise of any rights and remedies of, the Agent.

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              3.10  ACCOUNTS.  The bank accounts with the Lenders described on ANNEX IV (as the same may be modified by written notice to the Agent) are the only bank or deposit accounts which the Grantor maintains.

              3.11 CONTRACTS. No consent of any party to any Contract is required in connection with the execution, delivery and performance of this Agreement. Without limiting the foregoing, no Contract is an Excluded Contract, and no Intellectual Property Collateral is Excluded Intellectual Property Collateral.

         4.  COVENANTS.

         From the date of this Agreement, and thereafter until this Agreement is terminated:

              4.1 INSPECTION AND VERIFICATION. The Agent and such Persons as the Agent may designate will have the right, at any reasonable time or times upon prior notice and during the Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records), and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and their independent auditors, and to verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. In addition, in the case of Accounts or Collateral in the possession of a third party, the Agent will have the right to contact account debtors (after the occurrence and during the continuance of an Event of Default) or third parties possessing such Collateral in order to verify the validity, amount, quality, quantity, value and condition of such Collateral; provided, however, that prior to the occurrence of an Event of Default the Agent may contact account debtors only upon prior notice to the Grantor and, to the extent practicable, with the participation of the Grantor's officers. The Agent will have the absolute right without liability on the part of the Agent to share any information it gains from such inspection or verification with any or all of the Lenders.

              4.2 RECORDS AND REPORTS. The Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Agent such reports relating to the Collateral as the Agent may from time to time reasonably request.

              4.3 FINANCING STATEMENTS AND OTHER ACTIONS. The Grantor will execute and deliver to the Agent all financing statements and amendments thereto and other documents, and take such other actions, as are from time to time reasonably requested by the Agent in order to perfect and to maintain and protect a first priority (subject only to other Permitted Liens) perfected security interest in the Collateral or to enable the Agent, on behalf of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

              4.4 CHANGE IN LOCATION OR NAME. The Grantor will not (a) have any Inventory or Equipment or products thereof at a location other than a location specified in ANNEX I hereto, except for Inventory in transit between such locations, (b) maintain records relating to the Receivables at a location other than those locations specified on ANNEX I hereto as


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a location where such records are kept, (c) maintain a place of business at a location other than a location specified on ANNEX I hereto, (d) change its name, or (e) change its mailing address, unless, in each case, the Grantor has given the Agent at least 30 days' prior written notice thereof and delivered to Agent a revised Annex I, and delivered any financing statements or other documents requested by the Agent, including opinions of counsel, and the Agent will have advised such Grantor in writing of the Agent's determination that, after giving effect to such change of name, address or location and any filings to be made in connection therewith, the Agent will have a continuing perfected security interest in the Collateral, the priority of which will not be adversely affected by such change.

              4.5 OTHER FINANCING STATEMENTS. The Grantor will not sign or authorize the signing on its behalf of any financing statement naming it as debtor which covers all or any portion of the Collateral, except financing statements naming the Agent as secured party and those signed in respect of other Permitted Liens.

              4.6  RECEIVABLES.

                   (a) Except as otherwise provided in this Agreement, the Grantor will collect and enforce in accordance with the Grantor's past collection practices and procedures, at the Grantor's sole expense, all amounts due or hereafter due to the Grantor under the Receivables.

                   (b) After the occurrence and during the continuance of any Event of Default, the Grantor will not, without the Agent's prior written consent, grant any extension of the time of payment of any of the Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                   (c) The names of the obligors, amounts owing, due dates and other information with respect to the Receivables are and will be correctly stated in all material respects in all records of the Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by the Grantor from time to time.

              4.7 MAINTENANCE OF INVENTORY AND EQUIPMENT. The Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory in good repair and saleable condition and the Equipment in good repair and working condition.

              4.8 INSURANCE. Effective upon the occurrence and during the continuance of an Event of Default, the Grantor hereby irrevocably makes, constitutes, and appoints the Agent (and all officers, employees, or agents designated by the Agent) as the Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling, and adjusting claims under policies of insurance, endorsing the name of the Grantor on any check, draft, instrument, or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto (but in no event will the Agent have the power to terminate or cancel any such insurance). In the event that the Grantor at any time or times fails to obtain or maintain any of the policies of insurance required by any Loan Document


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or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantor hereunder or any Potential Event of Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto as the Agent deems advisable. All such sums so disbursed by the Agent, including reasonable attorney's fees, court costs, expenses and other charges relating thereto, will be payable, upon demand, by the Grantor to the Agent and will be additional Obligations secured hereby.

              4.9 TITLED VEHICLES. The Grantor will promptly give the Agent notice of its acquisition of any Vehicle and, upon request of the Agent, the Grantor will promptly execute and deliver any instruments and documents that may be necessary or that the Agent may request in order to perfect the Agent's security interest (for the benefit of the Lenders) in all property subject to a certificate of title.

              4.10 BAILEES. If any Inventory or Equipment is in the possession or control of any warehouseman, processor or other bailee, the Grantor will notify such warehouseman, processor and other bailee in writing (with a copy to the Agent) of the Agent's security interest therein and, upon the Agent's request, instruct such Person to hold all such Inventory and Equipment for the Agent's account and subject to the Agent's instructions.
If more than $25,000 of Inventory or Equipment is held by a bailee, the Grantor will file a financing statement in the appropriate jurisdiction against such bailee in a form appropriate for the underlying transaction.

              4.11 FAIR LABOR STANDARDS ACT. None of the Inventory of the Grantor has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 201 ET SEQ., or in violation of any other law.

              4.12 DELIVERY OF PLEDGED COLLATERAL. The Grantor will hold in trust for the Agent upon receipt and promptly thereafter deliver to the Agent the originals of all Instruments, Chattel Paper, letters of credit and certificates issued in respect of Pledged Deposits, which will be endorsed in blank, marked with such legends and accompanied by such undated stock powers and assignments, executed in blank, as the Agent may specify. Upon request by the Grantor in the absence of a Potential Event of Default or Event of Default, the Agent will deliver to the Grantor any certificate of title required to enable the Grantor to dispose of Vehicles in accordance with the Loan Documents, and any Instruments and Chattel Paper required for purposes of collection of Accounts, so long as the Grantor takes such actions as the Agent may request to maintain the Agent's perfected security interest therein and in the proceeds thereof. Upon the Agent's request, the Grantor will promptly deliver to the Agent the originals of all Documents.

              4.13 UNCERTIFICATED SECURITIES. If, notwithstanding the provisions of the Pledge Agreement, the Grantor acquires any uncertificated security, the Grantor (a) will cause the issuers of such uncertificated securities or other appropriate parties under Sections 8-313 and 8-321 of the UCC to mark their books and records with the numbers and face amounts of such uncertificated securities and all rollovers and replacements therefor to reflect the


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Lien of the Agent granted pursuant to this Agreement, (b) will obtain from such issuers and other Persons, for the benefit of the Agent and the Lenders, written confirmation of the Lien granted to the Agent hereunder in such uncertificated securities, and (c) will take and will cause such parties to take all other action necessary or appropriate to create and maintain a perfected first priority Lien in such uncertificated securities in favor of the Agent.

              4.14  INTELLECTUAL PROPERTY COVENANTS.  The Grantor will:

                   (a) consistent with commercially reasonable practices, continue to use each of its trademarks on each and every trademark class of goods as reflected in its current catalogs, brochures and price lists in order to maintain each trademark in full force free from any claim of abandonment for non-use;

                   (b) maintain the quality of products and services offered under each of its trademarks;

                   (c) use all commercially reasonable efforts to employ each of its trademarks or copyrights with the appropriate notice of its registration on applicable products or services;

                   (d) use all commercially reasonable efforts to employ each of its patents with the appropriate notice of existence on applicable products or processes;

                   (e) consistent with commercially reasonable practices (and in accordance with the reasonable business judgment of the Grantor's Board of Directors as to whether any of the Intellectual Property Collateral is needed for the present and anticipated conduct of the Grantor's business, if no Event of Default has then occurred and is continuing), not perform or omit to perform any act whereby any patent rights may become dedicated, invalidated or unenforceable, any trademark rights may become abandoned or unenforceable, any copyright rights may become abandoned or unenforceable, any other Intellectual Property Collateral may become unenforceable or placed in the public domain, or any license rights may lapse or be terminated;

                   (f) consistent with commercially reasonable practices, prosecute diligently any patent, trademark or copyright application which is pending as of the date of this Agreement or hereafter;

                   (g) make application on unpatented but patentable inventions and unregistered but registrable trademarks, as appropriate (unless the Grantor and the Agent determine that such application is of insufficient economic value to the Grantor to justify such action);

                   (h) consistent with commercially reasonable practices (and in accordance with the reasonable business judgment of the Grantor's Board of Directors as to whether any of the Intellectual Property Collateral is needed for the present and anticipated conduct of the Grantor's business, if no Event of Default has then occurred and is continuing), maintain all rights in and to the Intellectual Property Collateral;

                   (i) make all necessary filings and recordings and pay all required fees and taxes to record and maintain its registration and ownership of each item of Intellectual Property Collateral owned by it;

                   (j) promptly notify the Agent if it knows, or has reason to know, that any application or registration relating to the Intellectual Property Collateral may become abandoned or dedicated to the public, or of any adverse determination or development (including any claim) regarding the Grantor's ownership of any Intellectual Property Collateral, or its right to register the same or to keep and maintain the same;

                   (k) in the event that any item of the Intellectual Property Collateral is infringed or misappropriated by a third party, promptly notify the Agent after it learns thereof and will, unless the Grantor and the Agent determine that such item of Intellectual Property Collateral is of insufficient economic value to the Grantor to justify such action, promptly sue for infringement or misappropriation or take other commercially reasonable action (as determined by the Grantor) to cause such infringement to cease;

                   (l) within 10 days after acquiring any U.S. Intellectual Property Collateral which, if owned on the date hereof would have been disclosed on Annex III hereto, provide to the Agent an Annex III which has been revised to reflect such additional Intellectual Property Collateral; and

                   (m) not grant any license the terms of which limit or do not permit the grant of rights to the Agent in Section 4.15 or the taking by the Agent of the action described in Section 8.4(j) (without regard to any limitation on such grant of rights or taking of action by virtue of the terms of any preexisting licenses), without the prior written consent of the Agent.

              4.15 GRANT OF LICENSE TO USE GENERAL INTANGIBLES. For the purpose of enabling the Agent to exercise rights and remedies thereunder during the continuation of an Event of Default, the Grantor hereby grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any of the General Intangibles to the extent not inconsistent with the terms of any preexisting licenses issued by or to Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the General Intangibles may be recorded or stored and to all computer programs used for the compilation or printout thereof; PROVIDED that the Agent will comply with all quality control standards and trademark use requirements of the Grantor. Except as set forth in the preceding sentence, the Agent will have no obligations or liabilities regarding any or all or the General Intangibles by reason of, or arising out of, this Agreement.


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

              4.16  FEDERAL CLAIMS.

                   (a) CLAIMS. The Grantor will notify the Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.

                   (b) ACTION. Upon the request of the Agent, the Grantor will take all reasonable actions required to comply, to the Agent's satisfaction, with the Assignment of Claims Act of 1940, as amended, or any similar applicable law, with respect to any such Collateral.

         5.  REMEDIES UPON DEFAULT.

              5.1 REMEDIES UPON DEFAULT. If any Event of Default occurs and is continuing, whether or not any or all of the Obligations have become due and payable, the Agent may, in addition to its rights under the Loan Agreement or any other Loan Document:

                   (a) Exercise any or all of the rights and remedies provided (i) in this Agreement, (ii) to a secured party when a debtor is in default under a security agreement governed by the UCC or (iii) to a secured party when a debtor is in default by any other applicable law including any law governing the exercise of a lender's right of setoff or lender's lien. Without precluding any other methods of sale, the sale of Collateral will be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of commercial lenders disposing of similar property, but in any event the Agent may sell Collateral on such terms as the Agent may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind not expressly required under this Agreement.

                   (b) With respect to Obligations which are contingent and cannot be accelerated by their nature, require the Grantor to deposit cash collateral in an amount equal to the maximum exposure of the Agent with respect thereto (as determined in good faith by the Agent).

                   (c) Sell, resell, assign, transfer and deliver all or any part of the Instruments or uncertificated securities owned or held by the Grantor and pledged to the Agent hereunder. Upon any such sale, the Agent, unless prohibited by a provision of any applicable statute, may purchase all or any part of the Instruments or uncertificated securities being sold, free from all trusts, claims, rights of redemption and equities of the Grantor. If, at any time when the Agent determines to exercise its rights to sell all or any part of the Instruments or uncertificated securities pursuant to this Section5.1(c), such Collateral or the sale thereof is not effectively registered or exempt from registration under the Securities Act of 1933, the Agent, in its sole and absolute discretion, is hereby expressly authorized to sell such Instruments or uncertificated securities, or any part thereof, by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may be legally effected without such registration. Without limiting the generality of the foregoing, the Agent, in its sole and absolute discretion, may approach and negotiate with a restricted number of potential purchasers to effect such sale or restrict such sale to a purchaser or purchasers who will represent and agree that it or they are purchasing for its or their own account, for investment only, and not with a view to the distribution of such Instruments or uncertificated securities or any part thereof. Any such sale will be deemed to be a sale made in a commercially reasonable manner within the meaning of the Code and the Grantor hereby consents and agrees that the Agent will not incur any responsibility or liability for the Agent's selling all or any part of the Instruments or uncertificated securities under such procedures, notwithstanding the possibility that a substantially higher price might be realized if registration was accomplished and a public sale thereof was effected.

                   (d) Immediately enter upon any premises leased by the Grantor for the storage, warehousing or maintenance of Inventory and remove, take possession and dispose of, or store at another site, such Inventory in the Agent's sole discretion.

                   (e) Without any necessity on the Agent's part to resort to other security or sources of reimbursement for the Obligations, at any time during the continuance of an Event of Default and with notice to the Grantor given contemporaneously or within a reasonable time thereafter, exercise rights of set-off against any of the Pledged Deposits (general or special, time or demand, provisional or final) or other sums of the Grantor in the possession of or in transit to the Agent for application to the Obligations, which rights will be cumulative with the Agent's other rights and remedies including other rights of set-off.

              5.2 CASH PROCEEDS. It is agreed that if an Event of Default will occur and be continuing, all proceeds and any cash in a Deposit Account received by the Grantor consisting of cash, checks and other near-cash items, including any payments of Accounts, when collected by the Grantor, will be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Agent if required, in a special collateral account maintained by the Agent, subject to withdrawal by the Grantor for the account of the Lenders only, and, until so turned over, will be held by the Grantor in trust for the Agent, segregated from other funds of the Grantor. All proceeds while held by the Agent (or by the Grantor-in-trust for the Agent) will continue to be collateral security for all of the Obligations and will not constitute payment thereof until applied. If an Event of Default occurs and is continuing, the Agent may at any time and from time to time apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as provided in Section 7.2. Upon cure or written waiver of all then-existing Events of Default and Defaults, the Grantor's obligation to direct funds to such special collateral account will cease (unless and until the Agent once again exercises its rights pursuant to this Section 5.2) and all funds in such special collateral account will be released to the Grantor.

              5.3 SPECIFIC PERFORMANCE. The Grantor agrees that, in addition to all other rights and remedies granted to the Agent in this Agreement and any other Loan Documents, the Agent will be entitled to specific performance and injunctive and other equitable relief, and the Grantor further agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such specific performance and injunctive or other equitable relief.

              5.4 GRANTOR'S SECURED LIABILITIES UPON EVENT OF DEFAULT. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, the Grantor will promptly:

                   (a) Assemble and make available to the Agent the Collateral and all records relating thereto at any place or places specified by the Agent within the State of California.

                   (b) Permit the Agent, or the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

              5.5 REMEDIES CUMULATIVE. All rights, powers and remedies contained in this Agreement or afforded by law will be cumulative and all will be available to the Agent until the Obligations have been paid in full.

         6.  WAIVERS, AMENDMENTS AND REMEDIES.

         No delay or omission of the Agent to exercise any right, power or remedy granted under this Agreement will impair such right, power or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right, power or remedy will not preclude other or further exercise thereof or the exercise of any other right, power or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever will be valid unless signed by each of the parties hereto and Requisite Noteholders, and then only to the extent specifically set forth in such writing.

         7.  PROCEEDS; COLLECTION OF RECEIVABLES.

              7.1 COLLECTION OF RECEIVABLES. The Agent may at any time after the occurrence and during the continuance of an Event of Default, by giving the Grantor written notice, elect to enforce collection of any Receivable and to require that the Receivables be paid directly to the Agent. In such event, the Grantor will, and will permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Agent's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, the Grantor will thereafter hold in trust for the Agent all amounts and proceeds received by it with respect to the Receivables and other Collateral, will segregate all such amounts and proceeds from other funds of the Grantor, and will at all times thereafter promptly deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.

              7.2 APPLICATION OF PROCEEDS. (a) During the continuance of an Event of Default, the Agent will have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that the Grantor makes a payment or payments to the Agent or the Agent receives any payment or proceeds of the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds, the Obligations or part thereof intended to be satisfied and this Agreement will be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

                   (b) The Agent will apply the proceeds of any collection or sale of the Collateral as follows:

         FIRST, to the payment of all costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder.

         SECOND, to the payment in full of all unpaid accrued interest on the Notes, pro rata among the Lenders in accordance with the amount of unpaid accrued interest on the Notes held by them;

         THIRD, to the payment in full of the unpaid principal amount of the Notes, pro rata among the Lenders in accordance with the unpaid principal amount of the Notes held by them.

         FOURTH, to the payment and discharge in full of the Obligations (other than those referred to above), pro rata among the Persons to whom such Obligations are owed in accordance with the aggregate amount of such Obligations owing to such Persons.

         FIFTH, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Agent will have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale will be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers will not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

         8.  GENERAL PROVISIONS.

              8.1 NOTICE OF DISPOSITION OF COLLATERAL. To the extent required by law, Grantor will be given reasonable advance notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, and Grantor and the Agent agree that any such notice made will be deemed reasonable if given to the Grantor at least 10 days prior to the time of any such public sale or the time after which any such private sale or other disposition may be made.

              8.2 COMPROMISES AND COLLECTION OF COLLATERAL. The Grantor recognizes that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantor agrees that the Agent may at any time and from time to time during the continuance of an Event of Default compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion determines or abandons any Receivable, and any such action by the Agent will be deemed commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

              8.3 SECURED PARTY PERFORMANCE OF GRANTOR SECURED LIABILITIES. Without having any obligation to do so, the Agent may, upon notice to the Grantor, perform or pay any obligation which the Grantor has agreed to perform or pay in this Agreement but has not performed or paid and the Grantor will reimburse the Agent for any amounts paid or incurred pursuant to this Section 8.3. The Grantor's obligation to reimburse the Agent pursuant to the preceding sentence will be an Obligation payable on demand.

              8.4 AUTHORIZATION FOR SECURED PARTY TO TAKE CERTAIN ACTION. The Grantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact to act on behalf of the Grantor, in the name of the Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including (a) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral;
(b) during the continuance of an Event of Default, to endorse, deposit and collect any cash, Instruments and other proceeds of the Collateral; (c) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral; (d) during the continuance of an Event of Default, to enforce payment of the Receivables in the name of the Agent or the Grantor; (e) to cause the proceeds of any Collateral received by the Agent during the continuance of an Event of Default to be applied to the Obligations; (f) during the continuance of an Event of Default, to sign the Grantor's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers; (g) during the continuance of an Event of Default, to notify the post office authorities to change the address for delivery of the Grantor's mail to an address designated by the Agent, and to receive, open and dispose of all mail addressed to the Grantor (and the Agent will promptly forward to the Grantor all mail that does not pertain to or constitute Collateral); (h) during the continuance of an Event of Default, to send requests for verification of Receivables to customers or account debtors (provided that this clause (h) will not limit the Agent's rights under Section 4.01); (i) to do all things necessary to carry out this Agreement; (j) during the continuance of an Event of Default, to grant or issue any exclusive or nonexclusive license under the Collateral to any Person, to the extent consistent with the terms of any pre-existing licenses granted by the Grantor and to apply the license revenues to the Obligations; and (k) during the continuance of an Event of Default, to assign, pledge, convey or otherwise transfer title in or to or dispose of the Collateral to anyone, including to make assignments, recordings, registrations and applications therefor in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency of the United States, any state thereof or any other country or political subdivision thereof, and to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect any of the foregoing or the recordation, registration, filing or perfection thereof. The Grantor ratifies and approves all acts of such attorney-in-fact. The Agent will not be liable for any acts or omissions except those determined pursuant to a final, non-appealable order of a court of competent jurisdiction to have resulted solely from the Agent's gross negligence or willful misconduct. The power conferred on the Agent hereunder is solely to protect its interests in the Collateral and will not impose any duty upon the Agent to exercise such power. This power, being coupled with an interest, is irrevocable.

              8.5 USE AND POSSESSION OF CERTAIN PREMISES. Upon the occurrence and during the continuance of an Event of Default, the Agent or its agents or representatives will be entitled to occupy and use any premises owned or leased by the Grantor where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid in full or until the Collateral is removed therefrom, whichever occurs first, without any obligation to pay the Grantor for such use and occupancy.

              8.6  GRANTOR REMAINS LIABLE.

                   (a) CONTRACTS AND AGREEMENTS. Anything contained in this Agreement to the contrary notwithstanding, (i) the Grantor will remain solely liable to perform its duties and obligations under the contracts and agreements included in the Collateral to the extent set forth therein to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights and remedies hereunder will not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral except to the extent the exercise of such rights renders the performance of such duties or obligations by the Grantor impracticable under any such agreement or contract, and (iii) the Agent and the Lenders will not have any obligation or liability under any contract or agreement included in the Collateral by reason of this Agreement, and the Agent and the Lenders will not be obligated in any manner to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                   (b) ACCOUNTS AND LICENSES. Anything contained in this Agreement to the contrary notwithstanding, the Grantor will remain solely liable under each of the Accounts and all licenses, permits and authorizations granted to the Grantor by any governmental entity (collectively, the "LICENSES") and to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to any such Account or License. Neither the Agent nor any Lender will have any obligation or liability under any Account (or any agreement giving rise thereto) or License by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Account or License pursuant hereto, nor will the Agent or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or License, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or License, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amount which may have been assigned to it or to which it may be entitled at any time or times.

              8.7 LIMITATION ON DUTY OF AGENT REGARDING THE COLLATERAL. Beyond the exercise of reasonable care in the custody of any Collateral in its possession, the Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee, or any income thereon, or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent will be deemed to have exercised reasonable care in the custody of the Collateral in the Agent's possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property. The Agent will not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

              8.8 LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, will be to deal with it in the same manner as the Agent would deal with similar property for its own account. Neither the Agent nor any Lender, nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

         9.  MISCELLANEOUS.

              9.1 SECURITY INTEREST ABSOLUTE. All rights of the Agent hereunder, the security interest granted hereby, and all obligations of the Grantor hereunder, will be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan

Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any other Collateral, or any release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or in respect of this Agreement.

              9.2 FEES AND EXPENSES. The Grantor agrees to pay upon demand to the Agent (for the account of the Lenders, if appropriate) the amount of any and all expenses, including the fees and expenses of its counsel and of any experts or agents, which the Agent or any Lender may incur or pay in connection with the administration of this Agreement, the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of the Agent hereunder, or the failure by the Grantor to perform or observe any of the provisions hereof, or otherwise. Any such amounts payable as provided hereunder or thereunder will be additional Obligations secured by this Agreement and the other Loan Documents.

              9.3 BINDING AGREEMENT; ASSIGNMENTS. This Agreement, and the terms, covenants and conditions hereof, will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Grantor will not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement, except for Permitted Liens or with the prior written consent of the Agent and Requisite Lenders.

              9.4 HOLIDAYS. Whenever any payment or action to be made or taken under this Agreement is stated to be due or required to be taken on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day, and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

              9.5 NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement will, except as otherwise expressly provided herein, be in writing and mailed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

         Grantor: c/o International Wireless Communications, Inc. 400 S. El Camino Real
                   Suite 1275
                   San Mateo, CA 94402
                   Attention: John D. Lockton
                   Telecopy: (415) 548-1842

              WITH A COPY (WHICH WILL NOT CONSTITUTE NOTICE) TO:

                   Brooks Stough, Esq.
                   Gunderson Dettmer Stough Villeneuve
                   Franklin & Hachigian, LLP
                   155 Constitution Drive
                   Menlo Park, CA 94025
                   Telecopy: (415) 343-7502

         Agent:    Toronto Dominion Investments, Inc.
                   909 Fanin Street
                   Suite 1700
                   Houston, TX  77010
                   Attention:  Martha Gariepy
                   Telecopy:  (713) 652-2647

              WITH COPIES (WHICH WILL NOT CONSTITUTE NOTICE) TO:

                   Toronto Dominion Investments, Inc.
                   31 West 52nd Street, 20th Floor
                   New York, NY 10019
                   Attention: Brian A. Rich
                   Telecopy: (212) 974-8429

                   and

                   John Kuehn
                   Kirkland & Ellis
                   153 E. 53rd Street
                   New York, NY 10022
                   Telecopy: (212) 446-4900

or in accordance with any subsequent written direction from the recipient party to the sending party made in accordance with this Section 9.5. All such notices and other communications will, except as otherwise expressly provided in this Agreement, be effective upon (a) delivery if delivered by hand; (b) on the Business Day after deposited with a reputable overnight courier service, delivery charges prepaid; (c) on the third Business Day after deposited in the mail, postage prepaid; or (d) in the case of telecopy, when received.

              9.6 SURVIVAL. All representations, warranties, covenants and agreements of the Grantor contained in this Agreement or made in writing in connection herewith will survive the execution and delivery of this Agreement, the making of the Loans hereunder and the issuance of the Notes. The provisions of this Section 9 will survive repayment of the Loans and the other amounts payable to the Agent and the Lenders under this Agreement and the other Loan Documents and the termination of this Agreement and the other Loan Documents.

              9.7  GOVERNING LAW; WAIVERS AND JURISDICTION.

                   (a) GOVERNING LAW. This Agreement will in all respects be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the filing, perfection, effect of perfection and enforcement of security interests and liens under this Agreement in other jurisdictions will be governed by the laws of the applicable jurisdictions in accordance with the UCC as in effect in the State of California.

                   (b) WAIVERS. To the extent permitted by law, each party hereto hereby waives personal service of any and all process upon it in connection with this Agreement and agrees that all such service of process may be made as provided in Section 9.5, and service so made will be deemed to be completed as provided in Section 9.5. In addition, the Grantor and the Agent each hereby waives trial by jury, any objections based on FORUM NON CONVENIENS and any objections to venue of any action arising out of, connected with, related to or incidental to the transactions contemplated by or the relationships established in connection with this Agreement.

                   (c)  EXCLUSIVE JURISDICTION.  Except as provided in
Section 9.7(d), all disputes arising out of, connected with, related to or incidental to the transactions contemplated by or the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, will be resolved only by state or federal courts located in New York County, New York, and the Grantor and the Agent hereby consent and submit to the jurisdiction of any state or federal court located within such county and state. The Grantor and the Agent acknowledge, however, that any appeals from those courts may be required to be heard by a court located outside of New York County, New York. The Grantor and the Agent waive in all disputes any objection that it may have to the location of the court considering the dispute. Nothing in this
Section 9.7(d) will affect the right of the Grantor or the Agent to serve legal process in any other manner permitted by law or affect the right of the Agent to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdiction.

                   (d) OTHER JURISDICTIONS. The Grantor and the Agent agree that the other of them will have the right to proceed against it in a court in any location to enable the proceeding Person to enforce a judgment or other court order obtained in any proceeding brought in accordance with
Section 9.7(c) and entered in favor of the proceeding Person. The Grantor and the Agent waive any objection that they may have to the location of the court in which the other of them has commenced a proceeding described in this
Section 9.7(d).

              9.8 HEREIN, ETC. Words such as "herein," "hereunder," "hereof" and the like will be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document. Section, clause, Exhibit and

Schedule references contained in this Agreement are references to Sections, clauses, Exhibits and Schedules in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the terms "knowledge" or "aware" will include the actual knowledge and awareness of the Person in question, and the knowledge and awareness that such Person would have obtained after making reasonable inquiry and exercising reasonable diligence with respect to the matter in question. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification. Each reference in this Agreement to any law will be deemed to include such law as it hereafter may be amended, supplemented or modified from time to time and any successor thereto.

              9.9 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement or any other Loan Document.

              9.10 HEADINGS. Section and subsection headings in this Agreement are included for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

              9.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts and by any party hereto or thereto on separate counterparts, each of which, when so executed and delivered, will be an original, but all such counterparts will together constitute one and the same instrument.

              9.12  INDEMNIFICATION.   In consideration of the Agent's
execution and delivery of this Agreement and the Initial Lenders' making of the Loans, and in addition to all other obligations of the Grantor under this Agreement and the other Loan Documents, the Grantor will defend, protect, indemnify and hold harmless the Agent, and all of its officers, directors, employees and agents (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, but excluding claims and losses arising from such Indemnitee's breach hereof or thereof or such Indemnitee's gross negligence or willful misconduct (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans, (ii) the execution, delivery, performance or enforcement of this Agreement, the Notes or the other Loan Documents and any instrument, document or agreement executed pursuant hereto by any of the Indemnitees or (iii) the Agent's status as an agent of the Lenders. To the extent that the foregoing undertaking by the Grantor may be unenforceable for any reason, the Grantor will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent that the undertaking to indemnify, pay and hold harmless by the Grantor under this Section 9.12 may be unenforceable because it violates any law or public policy, the Grantor will contribute the maximum portion that it is permitted to pay and satisfy under applicable law or public policy to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

              9.13 PAYMENT SET ASIDE. To the extent that the Grantor makes a payment or payments to the Agent or any Lender hereunder or under the Notes or any other Loan Document or any Lender or Agent enforces its security interests or rights or exercises its right or setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Grantor, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied and all Liens created under this Agreement will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

              9.14 COMPLETE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement, the Notes and the other Loan Documents embody the complete agreement and understanding of the parties hereto and thereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof or thereof.

              9.15 NO STRICT CONSTRUCTION. The language used in this Agreement and the other Loan Documents will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement or any other Loan Document.

              9.16  TERMINATION.

                   (a) This Agreement and the security interest granted hereby will terminate when all the Obligations have been paid in full, at which time the Agent will execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents prepared by the Grantor which the Grantor will reasonably request to evidence such termination.

                   (b) Notwithstanding anything to the contrary contained in this Agreement, this Agreement will remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and will continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment, or any part thereof, is rescinded, reduced, restored or returned.

                                      * * * * *

   IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

                             PAKISTAN WIRELESS HOLDINGS LIMITED

                             By:  /s/ DOUGLAS S. SINCLAIR
                                 ---------------------------------
                             Its: Executive Vice President
                                 --------------------------------


                             TORONTO DOMINION INVESTMENTS, INC.,
                                  as Agent

                             By: /s/ MARTHA L. GARIEPY
                                ---------------------------------
                             Its:
                                 --------------------------------

                                    ANNEX I



A.   Mailing Address:         c/o International Wireless Communications, Inc.
                              400 S. El Camino Real, Suite 1275
                              San Mateo, CA 94402 USA
                              Attn:  Douglas S. Sinclair, CFO
                                     Aarti C. Gurnani, VP, Legal Affairs

                              With a copy to:

                              PO Box 1130
                              3rd Floor Li Wan Po Building
                              12 Remy Ollier Street
                              Port Louis, Mauritius
                              Attn:  J. Jingree


B.  Location of Chief
    Executive Office:         PO Box 1130
                              3rd Floor Li Wan Po Building
                              12 Remy Ollier Street
                              Port Louis, Mauritius

C.  Location of Inventory
    Equipment and Fixtures:   Not applicable.

                                    ANNEX II

                                   TRADE NAMES



                                      None

                                    ANNEX III

                                    VEHICLES



                                      None

                                    ANNEX IV

                       INTELLECTUAL PROPERTY COLLATERAL



                                      None

                                    ANNEX V

                                 BANK ACCOUNTS


Bank                                              Account Type and No.
----                                              --------------------

Bank of America                                   Checking Account
The Private Bank                                  No. 13293-05814
San Francisco - #1329
50 California, Suite 2800
San Francisco, CA 94111

The Hongkong & Shanghai Banking Corporation       US Dollar Account
Offshore Banking Unit                             No. 080-026362
Edith Cavell Street
Port Louis, Mauritius